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                                                       Exhibit 3(b)
                     CERTIFICATE OF AMENDMENT
                              OF THE
                   CERTIFICATE OF INCORPORATION
                                OF
               AMERICAN ELECTRIC POWER COMPANY, INC.
         Under Section 805 of the Business Corporation Law

      The  undersigned,  being  respectively the Vice President and
Secretary  of  American   Electric  Power  Company,   Inc.,  hereby
certify that:

      1. The name of the corporation is AMERICAN ELECTRIC POWER COMPANY, INC. The name under which the corporation was formed is American Gas and Electric Company.

      2. The Department of State on February 18, 1925 filed the certificate of consolidation forming the corporation.

      3.(A) The certificate of incorporation of the corporation, as heretofore amended, is hereby amended pursuant to section 801(b)(7) of the Business Corporation Law, to effect an increase in the aggregate number of shares which the corporation shall have authority to issue from 300,000,000 shares of Common Stock, of the par value of $6.50 each, to 600,000,000 shares of Common Stock, of the par value of $6.50 each.

      (B) Paragraph 4.1 of the certificate of incorporation of the corporation, as heretofore amended, is hereby amended to read as follows:

           4.1  The  aggregate   number  of  shares  which  the  corporation  is
           authorized to issue is 600,000,000 shares of Common Stock, of the par value of $6.50 each.

      4. The manner in which this amendment to the certificate of incorporation of the corporation, as heretofore amended, was authorized was by the (i) unanimous affirmative vote of the Board of Directors of the corporation at its meeting duly called and held on the 28th day of January, 1998, a quorum being present, and (ii) affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon at the annual meeting of shareholders of the corporation duly called and held on the 27th day of May, 1998, a quorum being present.

      IN WITNESS WHEREOF, the undersigned have signed this certificate this 13th day of January, 1999, and do affirm the contents to be true under the penalties of perjury.


                                        /S/ HENRY  W. FAYNE
                                            Henry W. Fayne, Vice President

                                        /S/ SUSAN TOMASKY
                                            Susan Tomasky, Secretary